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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Form S-8 (No. 333-14957 and No. 33-52078) pertaining to the 401(k) Profit Sharing Plan of NCI Building Systems, Inc. and Form S-8 (No. 333-34899, No. 33-52080 and No. 333-12921) pertaining to the Non Qualified Stock Option Plan of NCI Building Systems, Inc. of our report with respect to the consolidated financial statements of NCI Building Systems, Inc., for the year ended October 31, 1997, included in this Current Report (Form 8-K).

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Houston, Texas
August 20, 1998